                                                          Exhibit 24.3

                                 [LETTERHEAD OF
             BROOKS, PIERCE, MCLENDON, HUMPHREY & LEONARD, L.L.P.]



                             October 1, 1996



Board of Directors
Century Bancorp, Inc.
22 Winston Street
P.O. Box 989
Thomasville, North Carolina 27361-0989

Gentlemen:

     We hereby consent to reference to our firm in the "Legal Opinions" section of the Prospectus included in the Registration Statement of Century Bancorp, Inc. on Form S-1, as amended (the "Registration Statement") and to the reference to the opinions rendered by our firm which are described in such section of the Registration Statement, as amended.

                                      Very truly yours,

                                      BROOKS, PIERCE, MCLENDON,
                                      HUMPHREY & LEONARD, L.L.P.


                                      By: /s/ Randall A. Underwood
                                          -------------------------------
                                          Randall A. Underwood

RAU/arb